UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 30, 2013 (September 27, 2013)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 27, 2013, Caesars Entertainment Corporation (the “Registrant”) announced that its wholly-owned subsidiaries, Paris Las Vegas Holding, LLC, Harrah’s Las Vegas, LLC, Flamingo Las Vegas Holding, LLC, Rio Properties, LLC, Harrah’s Laughlin, LLC, Harrah’s Atlantic City Holding, Inc., Caesars Entertainment Resort Properties, LLC and Caesars Entertainment Resort Properties Finance, Inc. (collectively, the “CERP Entities”), priced an offering of $1,000 million aggregate principal amount of their 8% first-priority senior secured notes due 2020 (the “First Lien Notes”) at an issue price of 100%, plus accrued interest, if any, from October 11, 2013, and $1,150 million aggregate principal amount of their 11% second-priority senior secured notes due 2021 (the “Second Lien Notes” and, together with the First Lien Notes, the “Notes”) at an issue price of 100%, plus accrued interest, if any, from October 11, 2013. The offering is expected to close on or about October 11, 2013. The closing of the offering is subject to a number of conditions.

Additionally, on September 27, 2013, the CERP Entities received indicative pricing for $2,769.5 million of new senior secured credit facilities (the “Senior Facilities”), consisting of a $2,500 million term loan facility with a 7-year maturity (the “Term Loans”) and a $269.5 million revolving credit facility with a 5-year maturity. The loans under the Senior Facilities are expected to bear an interest rate of LIBOR plus 6.00%, with a LIBOR floor of 1.00%. The loans under the Term Facility are expected to be issued at 98.0% of par value. The syndication of the Senior Facilities is subject to documentation and other conditions.

The Registrant and the CERP Entities intend to use the net proceeds from the Notes and the Term Loans, together with cash on hand, to consummate the previously announced repurchase of mortgage and mezzanine loans issued by certain subsidiaries of the Registrant and the refinancing of the senior secured credit facility entered into by Octavius Linq Holding Co., LLC, an indirect subsidiary of the Registrant.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes will not be initially registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws. This report shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: September 30, 2013	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Senior Vice President, Deputy General Counsel and Corporate Secretary